EXHIBIT 10.18

THIRD AMENDMENT TO THE
SECOND AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, the Yardville National Bank (the “Bank”) maintains the Second Amended and Restated Supplemental Executive Retirement Plan (the “SERP”) for the benefit of certain senior officers;

WHEREAS, the Board of Directors of the Bank has the authority to amend the SERP pursuant to Article 9 therein;

WHEREAS, the Board of Directors has determined that it is appropriate to make certain changes to the SERP’s provisions for determining Normal Retirement Benefits, as set forth in Section 3.1 of the SERP.

NOW, THEREFORE, effective as of October 25, 2006 and retroactively applicable to any Participant who has already reached his or her Normal Retirement Date, the SERP is hereby amended to provide for the following:

1.  Section 3.1 of the SERP is revised in its entirety to read as follows:

“Normal Retirement Benefit. Except as provided in Section 6.2, upon retirement from the Company at his or her Normal Retirement Date, a Participant shall be entitled to receive an annual retirement benefit equal to his or her Target Benefit. Except as provided in Section 6.2, upon retirement from the Company after his or her Normal Retirement Date, a Participant shall be entitled to receive an annual retirement benefit equal to his or her Target Benefit determined as of his or her Normal Retirement Date and adjusted for interest from the Participant’s Normal Retirement Date to the date the Participant’s employment terminates at a rate of five percent (5%), compounded annually.”

2. Section 3.2(b) of the SERP is revised in its entirety to read as follows:

“Time of Payment. Installment payments shall be made in equal amounts on a monthly basis commencing on the Normal Retirement Date or the actual date of retirement if the Participant defers his retirement beyond the Normal Retirement Date. A lump sum payment, if elected, shall be paid within 90 days following the Participant’s termination of employment. The Company may withhold from any payment any income tax or other amounts as required by law.”

3.	The SERP, as amended by the foregoing changes, is hereby amended and confirmed in all respects.